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                                                                     EXHIBIT 1.1

                                5,250,000 SHARES

                            SIGNATURE RESORTS, INC.

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                             _____________, 1996



MONTGOMERY SECURITIES
GOLDMAN, SACHS & CO.

  As Representatives of the several Underwriters

     c/o MONTGOMERY SECURITIES
     600 Montgomery Street
     San Francisco, California  94111

Dear Sirs:

          SECTION 1.  Introductory.  Signature Resorts, Inc., a Maryland
                      ------------
corporation (the "Company"), proposes to issue and sell 5,250,000 shares of its authorized but unissued common stock, $.01 par value (the "Common Stock"), to the several underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"). Said aggregate of 5,250,000 shares are herein called the "Firm Common Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to 787,500 additional shares (the "Option Common Shares") as provided in Section 5 hereof. The Firm Common Shares and, to the extent such option is exercised, the Option Common Shares are hereinafter collectively referred to as the "Common Shares."

          You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the Registration Statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

          On or prior to the First Closing Date (as hereinafter defined), the Company will complete a series of transactions described in the Prospectus (as hereinafter defined) under the

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caption "The Consolidation Transactions and Corporate Background" (the
"Consolidation Transactions"). For the purposes hereof, the "Consolidation Transactions" include the following transactions which are designed to enable the Company to acquire directly or indirectly through one or more wholly-owned entities fee simple title (or a ground lease interest, as applicable) from the ultimate owners thereof (the "Property Owners") in eight (8) timeshare resorts and to acquire an ownership interest in entities which hold a general partnership interest in a ninth (9th) resort (collectively, the "Resorts") and to permit the Company to acquire certain affiliated corporate, limited liability company and partnership interests in companies providing various services with respect to the Resorts (the "Affiliated Companies", and together with the Property Owners and the Poipu Partnership (as hereinafter defined), the "Property Partnerships"). The Resorts are subject to certain mortgage and other indebtedness as more particularly set forth in the Prospectus. The Consolidation Transactions include the following:

          (i) Pursuant to a Private Placement Memorandum dated as of May 28, 1996 (the "Private Placement Memorandum"), the Company solicited and received on or before June 13, 1996 the consent and agreements of all or substantially all of the ultimate owners of interests in the Property Owners and the Affiliated Companies and the holders of certain debt obligations to exchange their interests or shares in, and obligations of, the Property Owners or Affiliated Companies (or the direct or indirect interests in the owners thereof), as applicable, for 11,416,667 shares of Common Stock in the Company (the "Private Placement Shares") (the "Consent Solicitation") (and those who did not consent will be receiving cash and not Private Placement Shares);

          (ii) Following the consummation of the Consolidation Transactions and the Offering (as hereinafter defined), the Company will hold, directly or indirectly, all of the ownership interests in the Resorts (other than the Embassy Vacation Resort at Poipu Beach) from the Property Partnerships;

          (iii) The Company will use approximately $56.6 million of the estimated net proceeds of the Offering to repay outstanding mortgage and other indebtedness and accrued interest (including approximately [$31.5] million of indebtedness and accrued interest outstanding under short-term loans from affiliates of the Company, including affiliates of the Founders (as hereinafter defined)) and approximately [$7.3] million to fund the cash paid to third parties in the Consolidation Transactions. The balance of


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     the estimated net proceeds of approximately [$7.3] million is intended to be used for working capital and other general corporate purposes; and

          (iv) Following the consummation of the Consolidation Transactions and the offering of the Common Shares, the Owners will, in the aggregate, own approximately [68.5%] of the outstanding Common Shares of the Company with approximately [44.1%] of the outstanding Common Shares being held by certain individuals listed in the Prospectus, who together are defined as the Founders, or affiliates thereof.

"Consolidation Transactions" shall also include the other transactions set forth in the Prospectus under the caption "The Consolidation Transactions and Corporate Background" and any actions needed to effectuate such transactions.

          The Company hereby confirms its agreement with respect to the purchase of the Common Shares by the Underwriters as follows:

          SECTION 2.  Representations and Warranties of the Company.  The
                      ---------------------------------------------
Company hereby represents and warrants to the several Underwriters that:

          (a) A registration statement on Form S-1 (File No. 333-06027) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed an amendment or amendments to such registration statement. There have been delivered to you two signed copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that you shall agree in writing to a modification, shall be in all

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     substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Representatives shall have approved.

          The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date, shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date (as hereinafter defined), the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein

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     by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this Section 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished pursuant to Section 3 of this Agreement to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.

          (c) The Company has been duly formed and is validly existing as a corporation, is in good standing under the laws of the State of Maryland, with full power and authority (corporate and other) to conduct its business as currently conducted or as described in the Prospectus. Except as set forth in the Prospectus, the Company does not own or control, or after the Consolidation Transactions will own or control, directly or indirectly, any corporation, partnership, association or other entity.

          (d) Each of the Property Partnerships has been duly formed and is validly existing as a partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of formation, with full power and authority (partnership and other) to own and lease its properties and conduct its respective businesses as currently conducted or as described in the Prospectus.

          (e) The Company and each of the Property Partnerships are, and after the consummation of the Consolidation Transactions the Company, the Poipu Partnership, or entities all of the ownership interests which are directly or indirectly owned by the Company, will be, in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect; the Company and each of the Property Partnerships are, and after the consummation of the Consolidation Transactions the Company will be, duly qualified to do business and in good standing as a foreign corporation, partnership or limited liability

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     company, as applicable, in each jurisdiction in which the conduct of their respective businesses requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the condition (financial or otherwise), business, properties, results of operations or property of the Company and the Property Partnerships, considered as one entity following the consummation of the Consolidation Transactions (a "Material Adverse Effect"); and to the Company's knowledge no proceeding has been instituted or threatened in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (f) Immediately prior to the First Closing Date, the Company will have an authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding shares of Common Stock will have been duly authorized and validly issued, will be fully paid and nonassessable, and will have been issued in compliance with all federal and state securities laws, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and will conform to the description thereof contained in the Registration Statement and the Prospectus. The form of certificate, if any, evidencing the Common Stock complies with all applicable requirements of Maryland law. The issued and outstanding shares, partnership units or limited liability company interests, as applicable, of each of the Property Partnerships have been validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto, as of the First Closing Date neither the Company nor any of the Property Partnerships have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase such securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock, partnership interests or limited liability company interests, as the case may be, or any such options, rights, convertible securities or obligations. The offer, issue, sale and delivery of the Private Placement Shares in connection with the Formation Transactions constitutes a valid private placement exempt from registration under Section 4(2) of the Act, does not require registration under any state securities or Blue Sky laws, and will not be integrated with the public sale of the Common Shares, and the registration of such Private Placement Shares under the

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     Act is not required in connection with any such offer, issue, sale, delivery or grant of such Units or Warrants, and further provided, in accordance with Rule 152 of the Rules and Regulations, the private placement exemption is not lost based on the public sale of the Common Shares. Neither the Consent Solicitation nor the issuance of any Private Placement Shares to any of the Property Owners shall violate any laws or regulations of any governmental body with regard to roll-up transactions as such term is defined in Item 901(c) of Regulations S-K of the Rules and Regulations or the Roll-Up rules of Release 33-6922 (17 CFR Parts 231 and
     241) (the "Roll-Up Rules"). The Property Owners received all of the information which they were entitled to receive in connection with the issuance of Private Placement Shares in the Company to such Property Owners and such information, to the extent applicable, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to made the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) The Common Shares to be sold by the Company in the public offering contemplated by this Agreement, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, will be registered pursuant to
     Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been duly authorized for quotation by the Nasdaq National Market upon official notice of issuance and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase Common Stock exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No shareholder of the Company has any right which has not been waived to require the Company to register the sale of any Common Stock owned by such shareholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Common Shares to be sold by the Company as contemplated herein. The description of the Company's share option, share bonus and other share plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (h) The Company has full legal right, power and authority to enter into this Agreement and perform the

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     transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated, including the Consolidation Transactions, will not violate any provisions of any partnership agreement, certificate of partnership, charter, bylaws or other organizational documents, as applicable, of the Company or any of the Property Partnerships (as such provisions may have been waived or modified in connection with the Consolidation Transactions) and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (i) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of the Property Partnerships is a party or by which the Company or any of the Property Partnerships or any of the Resorts may be bound or affected or (ii) any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company, any of the Property Partnerships or any of the Resorts, in each case except as would not have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required, including the satisfaction of any requirements pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act and the Blue Sky and Canadian securities laws applicable to the public offering of the Common Shares by the several Underwriters and except for any such consent, approval, authorization or other order as has been or will be obtained prior to the First Closing Date.

          (i) Ernst and Young LLP ("E & Y") and Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

          (j) The combined financial statements of the Company, together with the related notes thereto, set forth in the Registration Statement and the Prospectus fairly present the

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     financial condition of such entities as of the dates indicated and the results of operations and changes in financial position for the periods presented. The pro forma financial statements included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in Section 2(i). No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Consolidated Capitalization", "Selected Combined Historical Financial Information" and "Selected Combined Pro Forma Financial Information" fairly present the information set forth therein on the basis stated in the Registration Statement.

          (k) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. Each of the agreements set forth in this agreement, in the Prospectus or as exhibits to the Registration Statement in connection with the Consolidation Transactions (the "Consolidation Agreements"), has been, or prior to the consummation of the Consolidation Transactions will be, duly authorized, executed and delivered by the Company or by the Founders, as the case may be, and assuming due authorization and execution by the other parties thereto, each Consolidation Agreement constitutes a valid and binding agreement; and neither the Company or any of the Property Partnerships, nor to the best of the Company's knowledge, any other party, is, or upon the consummation of the Consolidation Transactions will be, in breach of or default under any Consolidation Agreement. The Company, the Founders and the Poipu Partnership have full legal right, power and authority to enter into each of the Consolidation Agreements to which it is a party and to consummate the transactions contemplated therein.

          (l) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or threatened to which the Company or any of the Property Partnerships are or may be, or upon the consummation of the Consolidation Transactions will be, a party or of which any Resort owned or leased by any of the

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     Property Partnerships, is or may be, or upon the consummation of the
     Consolidation Transactions will be, the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or if adversely determined would have a Material Adverse Effect on the Company. Neither the Company or any of the Property Partnerships is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

          (m) Upon the consummation of the Consolidation Transactions, the Company, or entities all of the ownership interests in which are directly or indirectly owned by the Company, will have good and marketable title to all of the Resorts (except with respect to the resort located at Poipu Beach, Kauai, Hawaii (the "Poipu Resort"), where the Company will own a general partnership interest and certain limited partnership interests in Poipu Resort Partners, L.P. (the "Poipu Partnership") and except with respect to approximately [130] vacation intervals at the San Luis Bay Inn which the Company is in the process of acquiring through foreclosure or deed-in-lieu of foreclosure (the "San Luis Bay Intervals"), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in the financial statements or elsewhere in the Prospectus. Except as disclosed in the Prospectus, each of the Property Partnerships owns or leases and, upon the consummation of the Consolidation Transactions, the Company, or entities all of the ownership interests in which are directly or indirectly owned by the Company, will own or lease all such properties as are necessary to operate the Resorts as now conducted or as proposed to be conducted, except with respect to the Poipu Resort and the San Luis Bay Intervals.

          (n) From [March 31,] 1996 through the date hereof, and except as described in or contemplated by the Prospectus: (i) neither the Company nor any of the Property Partnerships has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company; (ii) neither the Company nor any of the Property Partnerships has sustained any material loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) neither the Company nor any of

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     the Property Partnerships has paid or declared any dividends or other distributions with respect to its capital stock, shares or interests, as applicable, and neither the Company nor any of the Property Partnerships is in arrears or default in the payment of principal or interest on any outstanding material debt obligations; (iv) there has not been any change in the capital stock (other than upon the issuance of the Private Placement Shares and the sale of the Common Shares under this Agreement) of the Company, the ownership interests in any of the Property Partnerships or indebtedness material to the Company or any of the Property Partnerships (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and the Property Partnerships, considered as one enterprise following the consummation of the Consolidation Transactions (a "Material Adverse Change").

          (o) Except as specifically disclosed in or specifically contemplated by the Prospectus, and upon the consummation of the Consolidation Transactions, the Company will have sufficient trademarks, trade names, patent rights, copyrights, licenses or other similar rights and proprietary knowledge (collectively, "Intangibles"), approvals and governmental authorizations to conduct its businesses; the expiration of any Intangibles, approvals or governmental authorizations will not have a Material Adverse Effect; and the Company has no knowledge of any material infringement by any of the Property Partnerships of any Intangibles, and there is no claim being made against the Company or any of the Property Partnerships regarding any Intangible or other infringement which could have a Material Adverse Effect.

          (p) Neither the Company nor any of the Property Partnerships has been advised, or has reason to believe, that the Company or any of the Property Partnerships are not conducting, and after the consummation of the Consolidation Transactions the Company will not be conducting, their businesses in compliance with all applicable laws, rules and regulations of the jurisdictions in which any of them is, or upon the consummation of the Consolidation Transactions the Company will be, conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, in each case except as would not have a Material Adverse Effect.

          (q) The Company and each of the Property Partnerships have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as

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     due thereon; and neither the Company nor any of the Property Partnerships has any knowledge of any tax deficiency which has been or might be, whether in connection with the consummation of the Consolidation Transactions or otherwise, asserted or threatened against the Company or any of the Property Partnerships, in each case except as would not have a Material Adverse Effect.

          (r) Neither the Company nor any of the Property Partnerships has distributed or will distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statement and other materials permitted or not prohibited by the Act and the Rules and Regulations.

          (s) Neither the Company nor any of the Property Partnerships has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (t) Neither the Company nor any of the Property Partnerships has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Common Shares.

          (u) Upon consummation of the Consolidation Transactions, the Company, or entities all of the ownership interests in which are directly or indirectly owned by the Company, will have and will maintain liability, property and casualty insurance (insured by insurers of recognized financial responsibility) in favor of the Company, or entities all of the ownership interests in which are directly or indirectly owned by the Company, with respect to each of the Resorts (except with respect to the Poipu Resort, such insurance therefor being obtained and/or maintained by the Poipu Partnership), in an amount and on such terms as is reasonable and customary for businesses of the type proposed to be conducted by the Company, including, among other things, insurance against theft, damage, destruction and acts of vandalism. Neither the Company nor any of the Property Partnerships has received from any

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     insurance company notice of any material defects or deficiencies affecting the insurability of any such Resort.

          (v) Upon consummation of the Consolidation Transactions, title insurance in favor of the Company, or entities all of the ownership interests in which are directly or indirectly owned by the Company, will be in force with respect to each of the Resorts in an amount reasonably acceptable to the Representatives (except with respect to the St. Maarten Resorts where there shall be issued a legal opinion in form and substance satisfactory to the Representatives opining on the Company's interest in such Resorts).

          (w) The mortgages and deeds of trust encumbering the Resorts are not convertible nor, upon the consummation of the Consolidation Transactions will the Company hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any Resort not to be owned directly or indirectly by the Company and the Company's acquisition of any Resort subject to such mortgage shall not cause an acceleration of the underlying indebtedness.

          (x) The consents received pursuant to the Private Placement Memorandum and Consent Solicitation have been duly authorized, executed and delivered by the parties thereto, have been continuously in full force and effect since the original execution thereof and continually binding against each of the parties thereto, and give the Company the right upon the terms set forth therein to acquire the direct and indirect ownership interests in the Property Owners and the Affiliated Companies and other assets specified therein. Other than set forth in the Private Placement Memorandum, Consent Solicitation and the consent received pursuant thereto, the Company will not be required to make any direct or indirect payments to, or on behalf of, the Property Partnerships or any of the Owners in connection with the acquisition of direct and indirect ownership interests in the Property Owners and the Affiliated Companies.

          (y) The Company and each of the Property Partnerships (i) are or will be, as of the First Closing Date and after giving effect to the Consolidation Transactions, as the case may be, in compliance with any and all applicable foreign, federal, state and local rules, laws and regulations relating to the protection of human health and safety, the environment or any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received, or will have received, as of the Closing Date and after giving effect to the Consolidation Transactions, as the case may be, all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are, or will be, as of the Closing Date and after giving effect to the Consolidation Transactions, as the case may be, in compliance with all terms and conditions of any such permit, license or approval, in each case except as would not have a Material Adverse Effect. As used herein, "Hazardous Material" shall mean (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

          (z) To the Company's knowledge, there is no liability, alleged liability or potential liability (including, without limitation, liability, alleged liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties), of the Company or any of the Property Partnerships arising out of, based on or resulting from (a) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by the Company or any of the Property Partnerships or (b) any violation or alleged violation of any Environmental Law, which liability, alleged liability or potential liability is required to be disclosed in the Registration Statement, other than as disclosed therein.

          (aa) The Company will not become, as a result of the consummation of the Consolidation Transactions, or will conduct its business in a manner in which it would become an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (bb) Neither the assets of the Company nor any of the Property Partnerships constitutes, nor will such assets, as of the Closing Date, constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (cc) Each of the Property Partnerships have maintained and currently maintain, and upon consummation of the Consolidation Transactions, the Company will maintain, a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (dd) None of the Company nor any of the Property Partnerships has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as disclosed in the Registration Statement.

          (ee) No environmental engineering firm which prepared Phase I environmental assessment reports (or other similar reports) with respect to the Resorts as set forth in the Registration Statement was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Property Partnerships.

          (ff) To the Company's knowledge, no labor problem exists or is imminent with respect to the employees of any of the Resorts, the Company or any of the Property Partnerships. All applicable notification requirements in connection with the Worker Adjustment and Retraining Notification Act ("WARN") have been fulfilled in connection with the Consolidation Transactions.

          (gg) Each certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company, as the case may be, as to the matters covered thereby.

          (hh) The Consolidation Transactions and all agreements, deeds, assignments of leases and other documents delivered in connection therewith are sufficient to effect the transfer to the Company, or entities all of the ownership interests in which are directly or indirectly owned by the Company, of all right, title and interest in and to all personal property of the Resorts (other than the Poipu Resort) and other assets specified therein held by the

     Property Owners or the Affiliated Companies upon payment of the consideration therefor.

          (ii) Each of the Property Partnerships has and, upon consummation of the Consolidation Transactions, the Company will be, in compliance with all federal, state, local and foreign laws and regulations regarding the marketing, offers to sell and sales of vacation intervals in each state in which the Company is doing business, including but not limited to the Federal Trade Commission Act, Regulation Z (the truth-in-lending act), Equity Opportunity Credit Act and Regulation B, Interstate Land Sales Full Disclosure Act, Real Estate Standards Practices Act, Telephone Consumer Protection Act, Telemarketing and Consumer Fraud and Abuse Prevention Act, Fair Housing Act and Civil Rights Acts of 1964 and 1968, in each case except as would not have a Material Adverse Effect. Each of the Property Partnerships has filed and, upon consummation of the Consolidation Transactions, the Company will file, all required documents and supporting information in compliance with federal, state, local and foreign laws and regulations, and each of the Property Partnerships is and, upon consummation of the Consolidation Transactions, the Company will be, in compliance with all licensure, anti-fraud, telemarketing, price, gift and sweepstakes and labor laws to which it is or may become subject, in each case except as would not have a Material Adverse Effect. The Company, or entities all of the ownership interests in which are directly or indirectly owned by the Company, has, or upon the First Closing Date will have, all permits and licenses which are required to sell vacation intervals in each state and foreign jurisdiction where it conducts business, in each case except as would not have a Material Adverse Effect.

          (jj) After giving effect to the Consolidation Transactions, no person has an option or right of first refusal to purchase all or part of any of the Resorts (other than the Poipu Resort) or any interest therein. Each of the Resorts complies will all applicable codes, laws and regulations (including, without limitation, building and zoning codes and laws relating to handicapped access), except as would not have a Material Adverse Effect. The Company has no knowledge of any pending or threatened condemnation proceedings, zoning changes, or other proceedings or actions that will in any manner affect the size of, number of vacation intervals planned for, the use of any improvements on, or access to, the Resorts.

          (kk) To the Company's knowledge, no dispute exists or is imminent between the Company and Promus Hotels, Inc. or between the Company and Westin Hotels & Resorts and no officer or director of the Company has any agreement or understanding (verbally or in writing) with Westin Hotels & Resorts except as set forth in the Prospectus.

          SECTION 3.  Representations and Warranties of the Underwriters.  The
                      --------------------------------------------------
Representatives, on behalf of the several Underwriters, represent and warrant to the Company that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The Representatives represent and warrant that they have been authorized by each of the other Underwriters as the Representatives to enter into this Agreement on their behalf and to act for each Underwriter in the manner herein provided.

          SECTION 4.  Purchase, Sale and Delivery of Common Shares.  On the
                      --------------------------------------------
basis of the representations, warranties and agreements set forth herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Underwriters 5,250,000 of the Firm Common Shares. The Underwriters agree, severally and not jointly, to purchase from the Company the number of Firm Common Shares described below. The purchase price per share to be paid by the several Underwriters to the Company shall be $____ per share.

          Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at such place as set forth below at such time and date, not later than the third (or, if the Firm Common Shares are priced as contemplated by Rule 15c6-1(c) of the Securities Exchange Act of 1934, after 4:30 p.m. Washington, D.C. time, the fourth) full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least 48 hours prior notice to the Company (or at such other time and date, not later than one week after such third full business day as may be agreed upon by the Company and the Representatives) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the later of the first date that any of the Common Shares are released by you for sale to the public and the date that is 48 hours after the date that the Prospectus has been so recirculated.

          Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company to you, for the respective accounts of the Underwriters against payment by you, for the accounts of the several Underwriters, by wire transfer of immediately available funds to the order of a title company designated by the Company to facilitate the repayment of the debt as described in the Prospectus, with the balance to the Company. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York or such other location, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          In addition, on the basis of the representations, warranties and agreements set forth herein, and subject to the terms and conditions set forth herein, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 787,500 Option Common Shares at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by you for the account of the Underwriters in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon written notice by you to the Company setting forth the aggregate number of Option Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. References herein to "Closing Date" shall mean the First Closing Date and/or the Second Closing Date, as the context requires. The number of Option Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Common Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is 5,250,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Option Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York or such other location, as may be designated by you. Payment for the Option Common Shares shall be made directly to the Company, or such other party as designated by the Company, by wire transfer of immediately available funds and delivery of the Option Common Shares shall be the same as for the Firm Common Shares purchased from the Company as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company.

          You have advised the Company that each Underwriter has authorized you to accept delivery of its Common Shares, to make payment and to issue a receipt therefor. You, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

          Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Representatives is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

          SECTION 5.  Covenants of the Company.  The Company covenants and
                      ------------------------
agrees that:

          (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission,
     (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information,
     (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

          (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

          (c) If at any time within the applicable period referred to in Section 10(a)(3) of the Act or Rule 174 of the Rules and Regulations during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after the applicable time period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act and Rule 174 of the Rules and Regulations, as applicable.

          (d) As soon as practicable, but not later than 45 days (or 90 days if such quarter is the fiscal year end) after the end of the first quarter ending after one year following the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

          (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the applicable period referred to in
     Section 10(a)(3) of the Act or Rule 174 of the Rules and Regulations, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the Act and the Rules and Regulations.

          (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky and Canadian securities laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. In connection with the property and operations of the Company immediately following the Consolidation Transactions, the Company will not be required to qualify as a corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering; sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

          (g) During the period of five years after the date of this Agreement, the Company will furnish to the Representatives and their counsel and, upon request of the Representatives, to each of the other Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the National Association of Securities Dealers, Inc. ("NASD") or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Shares.

          (h) During the period of 180 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Montgomery Securities (which consent may be withheld at the sole discretion of Montgomery Securities), the Company will not, other than as disclosed in the Prospectus, issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security of the Company, except to grant options or to sell shares of Common Stock pursuant to the Company's 1996 Equity Participation Plan or the Company's Employee Stock Option Plan, each as described in the Prospectus.

          (i) The Company will apply the net proceeds of the sale of the Common Shares sold by it in accordance with the statements under the caption "Use of Proceeds" in the Prospectus.

          (j) As necessary, the Company will use its best efforts to qualify or register its Common Shares for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of the State of California and the provincial laws of Canada as specified by the Representatives (and thereby permit market making transactions and secondary trading in the Company's Common Shares in California and such Canadian provinces as specified by the Representatives), will comply with such Blue Sky or Canadian provincial laws and continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

          (k) The Company will use its best efforts to continue the quotation of the Common Shares as a national market system security on the Nasdaq National Market.

          (l) The Company will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar (which may be the same entity as the transfer agent).

          (m) The Company will receive from Messrs. Kaneko, Gessow and Kenninger (collectively, the "Founders") an indemnification agreement (the "Indemnity Agreement") with respect to certain representations respecting the condition of the Resorts and consents in the Consolidation Transactions in a form previously approved by the Representatives and shall in good faith enforce the terms and conditions thereof and shall not amend or terminate such agreement.


          You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

          SECTION 6.  Payment of Expenses.  Whether or not the transactions
                      -------------------
contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Shares,
(iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney and the preliminary and final Blue Sky memoranda, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws or the provincial securities laws of Canada, (vii) the filing fee of the NASD and the fees and expenses related to the inclusion of the Common Shares on the Nasdaq National Market, and (viii) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement.
Except as provided in this Section 7, Section 9 and Section 11 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky and Canadian provincial securities laws and the preliminary and final Blue Sky memoranda, which fees shall be paid on the First Closing Date or the Second Closing Date, as applicable).

          SECTION 7.  Conditions of the Obligations of the Underwriters.  The
                      -------------------------------------------------
obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Option Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth herein as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance of the Company of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 P.M. (or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10:00 P.M.), Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

          (b) There shall have been furnished to you, as Representatives of the Underwriters, on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

               (i) An opinion of Latham & Watkins, counsel for the Company (or with respect to matters of Maryland law in paragraphs 1, 3, 5 and 6, Ballard, Spahr, Andrews & Ingersoll, or with respect to matters of Hawaii law in paragraph 2, _________________) addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                    (1) The Company [list each subsidiary or other entity that is remaining in existence as a subsidiary or affiliate of the Company] has been duly formed and is validly existing as a corporation, is in good standing under the laws of the State of Maryland, and is duly qualified to do business as a foreign corporation and is in good standing in [list jurisdictions] and has the requisite corporate power and authority to own its Resorts and conduct its business as described in the Registration Statement; and that, except as described in the Registration Statement, the Company does not own or control, directly or indirectly, any corporation, association, partnership or other entity.

                    (2) The Poipu Partnership has been duly formed and is validly existing as a partnership under the laws of the state of _______________, is in good standing as a foreign limited partnership under the laws of the State of Hawaii and the Company has been duly admitted as a general partner in such partnership. The Poipu Partnership has the requisite partnership power and authority to own its property and conduct its business as described in the Registration Statement;

                    (3) Prior to the First Closing Date (and giving effect to
               the issuance of the Private Placement Shares), the Company has a total of 11,416,667 issued and outstanding shares of Common Stock; all necessary and proper corporate proceedings were taken by the Company in order to duly and validly authorize such shares; all such outstanding shares of Common Stock were fully paid and nonassessable; and the description thereof contained in the section entitled "Description of Capital Stock" in the Prospectus is an accurate summary in all material respects of the information required therein by Form S-1;

                    (4) The certificates representing the Private Placement
               Shares, when issued, will have been issued in compliance with a valid exemption from registration under the Act and in compliance with a valid exemption from registration or qualification under applicable California securities laws;

                    (5) The certificates representing the Common Shares to be
               delivered hereunder are in due and proper form under Maryland law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of which such counsel is aware and will conform in all material respects to the description thereof contained in the Registration Statement;

                    (6) Except as disclosed in or specifically contemplated by the Prospectus, such counsel is not aware of any outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                    (7)(a)(i) The Registration Statement has become effective
               under the Act; (ii) to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued; (iii) to such counsel's knowledge, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; and (iv) any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                    (b) The Registration Statement and the Prospectus comply as to form in all material respects with the applicable requirements for registration statements on Form S-1 under the Act and the Rules and Regulations, it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement;

                    (c) To such counsel's knowledge, there are no contracts, agreements, documents, franchises, leases or licenses of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required; and

                    (d) To such counsel's knowledge, there are no legal or
               governmental actions, suits or proceedings pending or threatened against the Company or the Property Partnerships which are required to be described in the Prospectus which are not described as required;

                    (8) The Company has the corporate power and authority to
               enter into this Agreement, to sell and deliver the Common Shares to be sold by it to the several Underwriters and to consummate the other transactions contemplated herein; this Agreement has been duly and validly authorized by all necessary action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except (i) such as have been obtained and are in full force and effect under the Act, (ii) such as may be required under applicable Blue Sky or Canadian securities laws in connection with the purchase and distribution of the Common Shares by the Underwriters; and (iii) such as to which the failure to so obtain would not have a Material Adverse Effect;

                    (9) The execution and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any of the Property Partnerships is a party or by which the Company or any of the Property Partnerships or any of their property may be bound or affected which is material to the Company or any of the Property Partnerships or any Resort; violate any of the provisions of the partnership certificate, partnership agreement, charter or bylaws, or other organizational documents, as applicable, of the Company or any Property Partnership; or to violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or any Property Partnership or any of their properties, in each case except as would not have a Material Adverse Effect;

                    (10) To such counsel's knowledge, no holders of securities of the Company have rights to register shares of Common Stock or other securities because of the filing of the Registration Statement by the Company or the offering or other transactions contemplated hereby;

                    (11) The Company (after giving effect solely to the Consolidation Transactions and the offering of Common Shares pursuant to the Registration Statement) will not be an "investment company" within the meaning of the 1940 Act;

                    (12) The Company has duly authorized, executed and delivered each of the Consolidation Agreements to which it is a party and each of such agreements constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except with respect to those provisions relating to indemnities or contributions for liabilities under the Act, as to which no opinion need be expressed; and to such counsel's knowledge neither of the Company nor any of the Property Partnerships are, or upon the consummation of the Consolidation Transactions will be, in breach of or default under any of such agreements;

                    (13) The Indemnity Agreement has been duly executed by each party thereto and constitutes a valid and binding agreement in favor of the Company, enforceable against each party thereto, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally; and

                    (14) The information set forth in the Prospectus under the headings "Description of Capital Stock", "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws" and "Shares Eligible for Future Sale" to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

               Such counsel shall also state that it has been advised by the Nasdaq National Market that the Common Stock has been duly authorized for quotation as a national market system security, subject to official notice of issuance, on the Nasdaq National Market.

               In rendering such opinion, such counsel may rely as to matters of local law, on opinions of local counsel, and as to matters of fact, on certificates of officers of the Company or the Property Partnerships, as applicable, and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of each of said opinions or certificates are to be attached to the opinion. Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, it being understood that such counsel express no belief as to the financial statements, schedules and other financial and statistical data included in the Registration Statement or Prospectus or in the exhibits to the Registration Statement.

               (ii) An opinion of Paul, Hastings, Janofsky & Walker, special timeshare compliance counsel for the Company, addressed to the Underwriters and dated as of the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                    (1) Each of the Property Partnerships has and, upon
               consummation of the Consolidation Transactions, the Company and the Poipu Partnership will be, in compliance with all federal, state, local and foreign laws and regulations regarding the marketing, offers to sell and sales of vacation intervals in each state in which the Company is doing business, including but not limited to the Federal Trade Commission Act, Regulation Z (the truth-in-lending act), Equity Opportunity Credit Act and Regulation B, Interstate Land Sales Full Disclosure Act, Real Estate Standards Practices Act, Telephone Consumer Protection Act, Telemarketing and Consumer Fraud and Abuse Prevention Act, Fair Housing Act and Civil Rights Acts of 1964 and 1968, in each case except as would not have a Material Adverse Effect;

                    (2) Each of the Property Partnerships has filed and, upon
               consummation of the Consolidation Transactions, the Company will file, all required documents and supporting information in compliance with federal, state, local and foreign laws and regulations, and each of the Property Partnerships is and, upon consummation of the Consolidation Transactions, the Company will be, in compliance with all licensure, anti-fraud, telemarketing, price, gift and sweepstakes and labor laws to which it is or may become subject, in each case except as would not have a Material Adverse Effect; and

                    (3) The Company has, or upon the First Closing Date will
               have, all permits and licenses which are required to offer to sell and sell vacation intervals in each jurisdiction where it owns property or conducts business, in each case except as would not have a Material Adverse Effect.

               (iii) Such opinion or opinions of O'Melveny & Myers LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the formation of the Company and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials, as applicable.

               (iv) A certificate of the Company, executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                     (1) The representations and warranties of the Company set
               forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company and each of the Property Partnerships has complied with each of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                    (2) The Commission has not issued any order preventing or
               suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to his knowledge no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                    (3) Each of the respective signers of each certificate has carefully examined the Registration Statement and the Prospectus; in his opinion and to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that such certificate does not require any representation concerning statements in, or omissions from, the Registration Statement or Prospectus, which are based upon and conform to information furnished by the Underwriters pursuant to Section 4 hereof.

                    (4) Since the initial date on which the Registration
               Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                    (5) Since the respective dates as of which information is
               given in the Registration Statement and the Prospectus, and except as specifically disclosed in or contemplated by the Prospectus, there has not been any Material Adverse Change or a development involving a Material Adverse Change; and no legal or governmental action, suit or proceeding is pending or threatened against the Company, or, to the best of such officer's knowledge, any of the Resorts which is material to the Company or any of the Resorts, as applicable, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, the Company has not entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which is reasonably expected to result in a material reduction in the future earnings of the Company or any of the Property Partnerships or incurred any material liability or obligation, direct, contingent or indirect, made any change in it capital stock, made any material adverse change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock or any of the Property Partnerships' interests; and the Company has not declared or paid any dividend, or made any other distribution, upon its capital stock payable to shareholders of record on a date prior to the First Closing Date or the Second Closing Date; and

                    (6) Since the respective dates as of which information is
               given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, none of the Resorts has sustained a material loss or damage by strike, fire, flood, windstorm, hurricane, typhoon, accident or other calamity (whether or not insured).

               (v) On the date that this Agreement is executed and also on the First Closing Date and the Second Closing Date a letter addressed to you, as Representatives of the Underwriters, from E & Y and Coopers & Lybrand, as applicable, independent accountants, the first one to be dated the day of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                    (1) E & Y and Coopers & Lybrand are independent certified public accountants with respect to the Company and each of the Property

               Partnerships within the meaning of the Act and the Rules and Regulations;

                    (2) It is their opinion that the financial statements, historical summaries and any supplementary financial information and supporting schedule included in the Registration Statement and the Prospectus examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations;

                    (3) The financial statements of each of the Resorts for the three years ended December 31, 1995 and the three months ended March 31, 1996 and the three months ended March 31, 1995, to the extent applicable, were reviewed by them in accordance with the standards established by the American Institute of Certified Public Accountants and based upon their review they are not aware of any material modifications that should be made to such financial statements or historical summaries for them to be in conformity with generally accepted accounting principles currently in effect in the United States and such financial statements comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

                    (4) Based upon procedures set forth in detail in such letter, including a reading of the latest available interim financial statements of the Company and inquiries of officials of the Company responsible for financial and accounting matters, nothing has come to their attention which causes them to believe that:

                    (A) the unaudited financial information with respect to the results of operations for and at the end of each of the three years (or such lesser period, if applicable) in the period ended December 31, 1995 and any subsequent quarters included in the Registration Statement under the captions "Summary" and "Summary Combined Historical and Pro Forma Financial Information", "Selected Combined Historical Financial Information" and "Selected Combined Pro Forma Financial Information" do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not presented in conformity with generally accepted accounting principles currently in effect in the United States applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, or do not agree with the corresponding amounts in the audited financial statements for each of the years then ended, or that with respect to the unaudited pro forma financial statements, such financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations and the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements, or

                    (B) at a specified date not more than five days prior to the date of this Agreement, (i) there has been any change in the assets or shareholders' equity of the Company as compared with the amounts shown in the March 31, 1996 balance sheet of the Company included in the Registration Statement, (ii) there has been any increase in indebtedness or other liabilities related to the Resorts as compared with the amounts shown in the March 31, 1995 historical or pro forma balance sheets related to the Resorts or during the period March 31, 1996 to a specified date not more than five days prior to the date of this Agreement, or
               (iii) there were any decreases, as compared with the corresponding period in the preceding year, in combined revenues or net income of the Resorts, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and

                    (5) In addition to the examination referred to in their
               opinions and the procedures referred to above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which were specified by you, and have found such amounts, percentages and financial information to be in agreement with, or derived from, the relevant accounting, financial and other records of the Company and each of the Property Partnerships.

               (vi) On or before the First Closing Date, lock-up agreements from the Company, officers of the Company and the holders of the Private Placement Shares to the effect that such parties will not transfer, pledge, hypothecate, sell, offer to sell, contract to sell or otherwise sell or dispose of any shares of Common Stock or options or warrants to acquire shares of Common Stock held by them for a period of 180 days following the First Closing Date (one year for the Founders) except the Company may (i) grant options or sell shares of Common Stock pursuant to the Company's 1996 Equity Participation Plan or the Company's Employee Stock Option Plan, each as described in the Prospectus, and (ii) the Founders have the limited right to pledge a portion of the Private Placement Shares as described in the Prospectus.

          (c) The Consolidation Transactions shall have been consummated or shall occur simultaneously with the closing of the purchase and sale of the Firm Common Shares.

          (d) The Company shall have received and delivered to the Representatives a copy of the Indemnity Agreement.

          (e) The Firm Common Shares and the Option Common Shares shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance, and the NASD, upon review of the terms of the public offering, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

          (f) The Company shall have furnished to you such further certificates and documents as you shall have reasonably requested.

          (g) On or before the First Closing Date, the Company or the Poipu Partnership, as applicable, shall have made available to you or your counsel with respect to each Resort:

               (i) A standard ALTA Owner's Title Insurance Policy naming the Company (or the Poipu Partnership) as named insured and insuring that the appropriate entity owns fee title (or ground lease interest, as applicable) to the real Property and fixtures comprising such Resort in an amount not less than the amount reasonably specified by the Representatives to reflect the value of such property, which policy shall be issued by a title company approved by the Representatives (the "Title Company"), and contain as exceptions to title only the material exceptions described in the Prospectus, and such exceptions which do not adversely affect the current or potential use to be made of the Resort (the "Permitted Exceptions");

               (ii)   An ALTA survey of the Resort in form satisfactory to you;

               (iii) Policies or certificates of insurance relating to the Resort evidencing coverages and in amounts customarily obtained by owners of similar Resorts;

                (iv) UCC, judgment and tax lien searches confirming that the personal property comprising a part of the Resort is subject to no liens other than Permitted Exceptions;

                (v) Such affidavits, certificates and instruments of indemnification as shall reasonably be required to induce the Title Company to issue the policy contemplated in item (i) above;

                (vi) Checks payable to the appropriate public officials in payment of all recording costs and transfer taxes (or checks or wire transfers to the Title Company in respect of such amounts) due in respect of the recording of any instruments to be recorded in connection with the Consolidation Transactions, together with a check or wire transfer for the Title Company in payment of the Title Company's premium, search and examination charges, survey costs and any other amounts due in connection with the issuance of its policy; provided that, such payment may be made out of the proceeds of the offering of the Firm Common Shares;

                (vii) An engineering (structural) report from an engineer or engineers and in a form satisfactory to you;

                (viii) All documentation necessary to affect the transfer of all personal property in connection with the Consolidation Transactions, together with checks payable to the appropriate public officials in payment of all recording costs and transfer taxes (including sales taxes) due in respect of the transfer of such personal property, if any; provided that, such payment may be made out of the proceeds of the offering of the Firm Common Shares; and

               (ix) If such Resort is subject to an mortgage, deed of trust or similar financing (an "Existing Mortgage") which, as described in the Prospectus, is to remain of record and not be repaid with the proceeds of the offering), a letter dated not earlier than 10 days prior to the First Closing Date from the holder of such Existing Mortgage indicating that the mortgagor or grantor under such Existing Mortgage is not then in default and indicating the principal amount required to satisfy all amounts then secured by such Existing Mortgage and the additional amount required for each day after the date of such letter necessary to satisfy all obligations secured thereby, together with all documentation and consents necessary to permit the repayment of all amounts owed and the release of the Existing Mortgage.

          (h) There shall have been delivered to you the Firm Common Shares and, if any Option Common Shares are purchased, the Option Common Shares in the manner required pursuant to Section 5 hereof.

          All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to O'Melveny & Myers LLP, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to each of the statements made therein.

          If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you as Representatives to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

          SECTION 8.  Reimbursement of Underwriters' Expenses.  Notwithstanding
                      ---------------------------------------
any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 7, or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 8, Section 6 and Section 10 shall at all times be effective and shall apply.

          SECTION 9.  Effectiveness of Registration Statement.  You and the
                      ---------------------------------------
Company will use your and its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

          SECTION 10.  Indemnification.  (a)  The Company agrees to indemnify
                       ---------------
and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal, state or Canadian statutory laws or regulations, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Private Placement Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law, or as a result of any claim brought by Stephen C. Perry arising out of the transactions described herein; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or the Private Placement Memorandum, or as a result of or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof. In addition to its other obligations under this Section 11(a), the Company agrees that it will reimburse expenses as provided in this Section 11(a) as incurred, but no less frequently than quarterly, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer or controlling person may become subject under the Act, the Exchange Act, or other federal or state statutory laws or regulations, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary

Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to
Section 4 hereof; and will reimburse the Company, or any such director, officer or any controlling person of the Company for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person of the Company in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 11(b), each Underwriter severally agrees that it will reimburse expenses as provided in this
Section 11(b) as incurred, but no less frequently than quarterly, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters, obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person of the Company) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person of the Company) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing all indemnified parties who are parties to such action or set of related actions) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) If the indemnification provided for in this Section is required by its terms, but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Sections 10 (a), 10 (b) or 10 (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Common Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion, in the case of the Company as the total price paid to the Company, for the Common Shares sold by the Company to the

Underwriters (net of underwriting commissions, but before deducting expenses), and in the case of the Underwriters as the underwriting commissions received by them bears to the total of such amounts paid to the Company and received by the Underwriters as underwriting commissions. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or any of the Property Partnerships, or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section (c) of this Section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section (c) of this Section with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section (c) of this Section for purposes of indemnification. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

          (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 11(a) or 11(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the

Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 11(a) and 11(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 11(a) or 11(b) hereof.

          SECTION 11.  Default of Underwriters.  It shall be a condition to this
                       -----------------------
Agreement and the obligation of the Company to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this Section provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in its or their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to Section 6 hereof and except to the extent provided in
Section 12 hereof.

          In the event that Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the

Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          SECTION 12.  Effective Date.  This Agreement shall become effective
                       --------------
immediately as to Sections 6, 8, 10, 13 and 14 and, as to all other provisions,
(i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 P.M., California time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 P.M., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 12, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams (i) advising Underwriters that the Common Shares are released for public offering or
(ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

          SECTION 13.  Termination.  Without limiting the right to terminate
                       -----------
this Agreement pursuant to any other provision hereof:

          (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof) or of any Underwriter to the Company (except to the extent provided in Section 10 hereof).

          (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities; (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Representatives, to affect adversely the marketability of the Common Shares; (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect; or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development involving particularly the business or properties or securities of the Company, any of the Property Partnerships or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Representatives, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this Section 13(b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof).

          SECTION 14.  Representations and Indemnities to Survive Delivery.  The
                       ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Company, the Company's officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

          SECTION 15.  Notices.  All communications hereunder shall be in
                       -------
writing and, if sent to the Representatives shall be mailed, delivered, telecopied or telegraphed and confirmed to Montgomery Securities at 600 Montgomery Street, San Francisco,

California 94111, Telecopier: (415) 249-5513, Attention: Karl L. Matthies, and Goldman, Sachs & Co. at 85 Broad Street, New York, New York 10044, Telecopier:
(212) 902-3000, Attention: John S. Barakat with a copy to O'Melveny & Myers LLP, Embarcadero Center West 275 Battery Street, San Francisco, California 94111,
Telecopier: (415) 984-8701, Attention: Peter T. Healy, Esq.; and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at 911 Wilshire Boulevard, Suite 2250, Los Angeles, California 90017 Telecopier:
(213) 622-0429 Attention: Steven C. Kenninger with a copy to Latham & Watkins, 633 W. Fifth Street, Suite 4000, Los Angeles, California 90071 Telecopier: (213) 891-8763, Attention: Edward Sonnenschein, Jr., Esq. The Company or you may change the address for receipt of communications hereunder by giving notice to the others.

          SECTION 16.  Successors.  This Agreement will inure to the benefit of
                       ----------
and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

          SECTION 17.  Underwriters' Representatives.  You will act as
                       -----------------------------
Representatives for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by you, as Representatives, will be binding upon all of the Underwriters.

          SECTION 18.  Partial Unenforceability.  The invalidity or
                       ------------------------
unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

          SECTION 19.  Applicable Law.  This Agreement shall be governed by and
                       --------------
construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

          SECTION 20.  Knowledge.  As used in this Agreement, the term knowledge
                       ---------
or best knowledge on the part of an entity shall include the knowledge of such entity's officers and any other employees with managerial responsibilities and such entity shall only make such statement after conducting a diligent investigation on the subject matter thereof.

          SECTION 21.  General.  This Agreement constitutes the entire agreement
                       -------
of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

          In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including you, all in accordance with its terms.

                              Very truly yours,

                              SIGNATURE RESORTS, INC.



                              By:____________________________
                                    Its______________________



                              The foregoing Underwriting Agreement is hereby confirmed and accepted by us in San Francisco, California as of the date first above written.

                              MONTGOMERY SECURITIES
                              GOLDMAN, SACHS & CO.

                              Acting as Representatives of the
                              several Underwriters named in
                              the attached Schedule A.


                              By: MONTGOMERY SECURITIES


                              By: __________________________
                                    Managing Director

                                   SCHEDULE A

                                                  Amount of
                                                  Securities
                                                  to be
            Underwriter                           Purchased
            -----------                           ---------
             Montgomery Securities...............
             Goldman, Sachs & Co.................
                  Total..........................  5,250,000